EXHIBIT 11

                                                      UCAR INTERNATIONAL INC.
                                                 COMPUTATION OF EARNINGS PER SHARE
                                           (Dollars in millions, except per share data)

                                                                                           THREE MONTHS ENDED JUNE 30,
                                                                               ____________________________________________________
                                                                                        1997                         1996
                                                                               _______________________      _______________________
                                                                                              Fully                        Fully
                                                                                 Primary     Diluted         Primary      Diluted
                                                                               __________   __________      __________   __________

Income before cumulative effect of change in accounting principles...........  $    42.4    $    42.4       $    37.8    $    37.8
Cumulative effect on prior years of change in accounting for inventories.....        -            -              -            -
                                                                               __________   __________      __________   __________
         Net income - common stockholders....................................  $    42.4    $    42.4       $    37.8    $    37.8

Weighted average number of common and common equivalent shares applicable to each earnings per share calculation:
   Weighted average number of shares outstanding.............................  45,770,451   45,770,451      46,181,461   46,181,461
   Dilutive effect of stock options..........................................   1,953,396    2,020,195       2,225,151    2,225,545
                                                                               __________   __________      __________   __________
                                                                               47,723,847   47,790,646      48,406,612   48,407,006
                                                                               ==========   ==========      ==========   ==========

Net income per common share (A):
   Income before cumulative effect of change in accounting principles........  $    0.89    $    0.89       $    0.78    $    0.78
   Cumulative effect on prior years of change in accounting for inventories..       -            -               -            -
                                                                               __________   __________      __________   __________
         Net income per share................................................  $    0.89    $    0.89       $    0.78    $    0.78
                                                                               ==========   ==========      ==========   ==========

(A)  Fully diluted earnings per share is not significantly different than primary net income per share and, therefore,  has not been presented on the face of the Consolidated Statements of Operations.

                                                                                            SIX MONTHS ENDED JUNE 30,
                                                                               ____________________________________________________
                                                                                        1997                         1996
                                                                               _______________________      _______________________
                                                                                              Fully                        Fully
                                                                                 Primary     Diluted         Primary      Diluted
                                                                               __________   __________      __________   __________

Income before cumulative effect of change in accounting principles...........  $    79.3    $    79.3       $    73.0    $    73.0
Cumulative effect on prior years of change in accounting for inventories.....        -            -               7.0          7.0
                                                                               __________   __________      __________   __________
         Net income - common stockholders....................................  $    79.3    $    79.3       $    80.0    $    80.0
                                                                               ==========   ==========      ==========   ==========

Weighted average number of common and common equivalent shares applicable to each earnings per share calculation:
   Weighted average number of shares outstanding.............................  46,253,314   46,253,314      46,098,338   46,098,338
   Dilutive effect of stock options..........................................   2,002,489    2,037,100       2,200,237    2,230,957
                                                                               __________   __________      __________   __________
                                                                               48,255,803   48,290,414      48,298,575   48,329,295
                                                                               ==========   ==========      ==========   ==========

Net income per common share (A):
   Income before cumulative effect of change in accounting principles........  $    1.64    $    1.64       $    1.51    $    1.51
   Cumulative effect on prior years of change in accounting for inventories..         -            -             0.15         0.15
                                                                               __________   __________      __________   __________
         Net income per share................................................  $    1.64    $    1.64       $    1.66    $    1.66
                                                                               ==========   ==========      ==========   ==========

(A)  Fully diluted earnings per share is not significantly different than primary net income per share and, therefore, has not been presented on the face of the Consolidated Statements of Operations.

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